Exhibit 10.24

FIRST AMENDMENT TO FACILITATION FEE AGREEMENT
THIS FIRST AMENDMENT TO FACILITATION FEE AGREEMENT (this “First Amendment”) is to be effective for all purposes as of February ___, 2019, by and between Black Creek Exchange LLC, a Delaware limited liability company (“BCX Sponsor”) and Black Creek Diversified Property Advisors LLC, a Delaware limited liability company (“DPF Advisor”).
RECITALS:
A. BCX Sponsor and DPF Advisor are parties to that certain Facilitation Fee Agreement dated August 13, 2018 (the “Original Agreement”), pursuant to which BCX Sponsor pays to DPF Advisor a Facilitation Fee in consideration for DPF Advisor’s payment of Facilitation Costs. All terms used herein and not otherwise defined herein will have the meanings set forth in the Original Agreement.
B. In connection with the Offerings, the Dealer Manager and the BCX Sponsor intend to enter into a Selected Dealer Agreement (the “Selected Dealer Agreement”) with Ameriprise Financial Services, Inc. (“Ameriprise”). As a condition to Ameriprise’s willingness to enter into such Selected Dealer Agreement, Ameriprise requires that BCX Sponsor and the Dealer Manager enter into a Cost Reimbursement Agreement (the “Cost Reimbursement Agreement”) with American Enterprise Investment Services, Inc. (“AEIS”), an affiliate of Ameriprise.
C. Pursuant to, and as more particularly set forth in, the Cost Reimbursement Agreement, the Dealer Manager is required to pay a Dealer Manager Servicing Fee (the “Dealer Manager Servicing Fee”) to AEIS.
D. BCX Sponsor and DPF Advisor now wish to amend the Agreement to address payment of the Dealer Manager Servicing Fee.
NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, BCX Sponsor and DPF Advisor hereby agree as follows:
1.Dealer Manager Servicing Fee. The Dealer Manager Servicing Fee will constitute part of the Facilitation Costs which are intended to be covered by the Facilitation Fee, and DPF Advisor agrees to fund the Dealer Manager to the extent necessary for the Dealer Manager to fulfil its obligations to pay the Dealer Manager Servicing Fee under the Cost Reimbursement Agreement.
2.    Ratification. As amended hereby the Agreement is hereby ratified and shall remain in full force and effect.
3.    Entire Agreement; No Amendment. This First Amendment constitutes the entire agreement and understanding between the parties with respect to the subject of this First Amendment and shall supersede all prior written and oral agreements concerning this subject matter. This First Amendment may not be amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of BCX Sponsor and DPF Advisor. Each

Exhibit 10.24

party acknowledges that it has read this First Amendment, fully understands all of this First Amendment’s terms and conditions, and executes this First Amendment freely, voluntarily and with full knowledge of its significance. Each party to this First Amendment has had the opportunity to receive the advice of counsel prior to the execution hereof.
4.    Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement. The parties agree that signatures transmitted electronically via pdf attachment shall be binding as if they were original signatures.
5.    Further Assurances. Each party shall execute and deliver to the other all such further instruments as may be reasonably requested to make effective any provision of this First Amendment.
6.    Captions/Pronouns. All titles or captions contained in this First Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this First Amendment or the intent of any provision in this First Amendment. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.
7.    Severability. In case any one or more of the provisions contained in this First Amendment or any application thereof shall be invalid, illegal or unenforceable in any respect, such provision shall be reformed and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be stricken and the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby.
8.    Governing Law. This First Amendment was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Colorado; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first set forth above.
BLACK CREEK EXCHANGE LLC, a Delaware limited liability company
By: BCD TRS Corp., a Delaware corporation, its sole member
By: Black Creek Diversified Property Operating Partnership LP, a Delaware limited partnership, its sole shareholder
By: Black Creek Diversified Property Fund Inc., a Maryland corporation, its general partner
By:     /s/ Lainie P. Minnick
    Name: Lainie P. Minnick
    Title: Chief Financial Officer
BLACK CREEK DIVERSIFIED PROPERTY ADVISORS LLC, a Delaware limited partnership
By:     Black Creek Diversified Property Advisors Group LLC, its Sole Member
By:     /s/ Evan H. Zucker
    Name: Evan H. Zucker
    Title:    Manager

[Signature Page to Agreement]